EXHIBIT 10.1

March 8, 2006

InFocus Corporation
27700 SW Parkway
Wilsonville, OR 97070
Attn:  Roger Rowe, CFO

Re:                               Extension of Delivery of Annual Financial Statements

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of October 25, 2004 (as amended to date, the “Credit Agreement”), by and among InFocus Corporation, an Oregon corporation (“Borrower”), the lenders from time to time signatory to the Credit Agreement (the “Lenders”) and Wells Fargo Foothill, Inc., a California corporation, in its capacity as agent for the Lenders and Bank Product Providers (in such capacity, “Agent”).  All capitalized terms used in this letter without definition shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the terms of items (f) and (h) of Schedule 5.3 to the Credit Agreement, Borrower is to deliver to Agent its annual audited financial statements and a Compliance Certificate with respect thereto, all as more fully described in said Schedule 5.3, within 90 days after the end of Borrower’s fiscal year.  Borrower has informed Agent that it is unable to deliver such annual financial statement and accompanying Compliance Certificate for its fiscal year ending December 31, 2005 (the “2005 Statement”) within such time frame and has requested that Agent grant an extension thereof.  Agent hereby agrees that an Event of Default shall not be deemed to have occurred as a result of Borrower’s failure to deliver the 2005 Statement on or prior to March 31, 2006 so long as the 2005 Statement is delivered to Agent on or prior to May 31, 2006 and otherwise in accordance with Schedule 5.3 of the Credit Agreement; provided, however, (i) any other Default or Event of Default arising from or disclosed by the delivery to Agent of the 2005 Statement shall be deemed to have arisen or disclosed, as the case may be, on March 31, 2006 and (ii) the extension provided in this letter is conditioned on Borrower providing Agent, promptly upon its request, with updates as to the status of, and other information with respect to, all audits and investigations with respect to the 2005 Statement, all in form and content satisfactory to Agent.

Except as expressly set forth herein, nothing contained in this letter shall diminish, prejudice or waive any of Agent’s or any Lender’s rights and remedies under the Credit Agreement, any other Loan Document or applicable law, all of which are hereby reserved.

This extension letter is a supplement to the Credit Agreement and a Loan Document.

Very truly yours,

WELLS FARGO FOOTHILL, INC.,
a California corporation,
as Agent and as the sole Lender

/s/ Thomas Forbath
Thomas Forbath
Vice President